EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                      Three Months ended March 31, 1996

Weighted Average Shares Outstanding                    4,716,651
Dilutive Options (1)                                     161,346
                                                       ---------
                                                       4,877,997
                                                       ---------

                      Three Months ended March 31, 1995

Weighted Average Shares Outstanding                    4,675,530
Dilutive Options (1)                                      31,661
                                                       ---------
                                                       4,707,191
                                                       ---------

(1)  Includes dilutive options calculated using the treasury stock method.